Exhibit 10.1

RESOLUTION OF PURCHASE, MUTUAL RELEASE, AND SETTLEMENT AGREEMENT

This Resolution of Purchase, Mutual Release, and Settlement Agreement (“Agreement”) is entered into and effective as of the date the last party hereto executes this Agreement (the “Effective Date”), by and among Stanley Hills, LLC, a Nevada limited liability company (“Stanley”), together with AltCorp Trading, LLC, a Costa Rica limited liability company (“AltCorp”), Glen Eagles Acquisition LP, a Delaware limited partnership (“Glen Eagles”), GBT Technologies, Inc., a Nevada corporation (“GBT”), Igor 1 Corp., a Bermuda corporation (“Igor,” together with Stanley, AltCorp, Glen Eagles, and GBT each a “Claimant” and collectively the “Claimants”), SurgePays, Inc., a Nevada corporation formerly known as Surge Holdings, Inc. (“Surge”), Kevin Brian Cox, individually and as a director and chief executive officer of Surge (“Cox”), and ECS Prepaid LLC, a Missouri limited liability company and wholly owned subsidiary of Surge (“ECS,” together with Surge and Cox the “Surge Parties”); with Stanley and AltCorp constituting the “AltCorp Plaintiffs,” and the AltCorp Parties and Glen Eagles each referred to herein as a “Plaintiff” and collectively as the “Plaintiffs,” and each above-identified entity or individual referenced herein individually as a “Party” and collectively as the “Parties,” with respect to the litigation styled as AltCorp Trading, LLC, et al. v. Surge Holdings, Inc., Case No. A-20-823039-B (the “AltCorp Lawsuit”) and SurgePays, Inc. v. Glen Eagles Acquisition LP, Case No. A-21-831204-B (the “Glen Eagles Lawsuit,” together with the AltCorp Lawsuit each an “Action,” and together, the “Actions”), pending in Department 13 and Department 16 of the Eighth Judicial District Court for Clark County, Nevada (the “Court”). This Agreement is made pursuant to that certain Memorandum of Understanding entered between and among the Parties on October 18, 2021 (the “MOU”).

I. RECITALS

This Agreement is made with reference to the following facts:

A. WHEREAS, Surge is a fully reporting publicly traded company traded on the Nasdaq Capital Market (“NASDAQ”) under the symbols SURG and SURGW and is registered with the Securities and Exchange Commission as an issuer of publicly traded securities.

B. WHEREAS, VStock Transfer, LLC, a California limited liability company (“VStock”), is Surge’s sole stock transfer agent.

C. WHEREAS on September 27, 2019 Surge and GBT entered into an Asset Purchase Agreement for Surge to acquire all of the assets that constituted the business of ECS for a total of Five Million Dollars and 00/100 Cents ($5,000,000) (the “APA”), whereby Surge issued 3,333,333 shares of its common stock (66,667 shares of its common stock on a post Reverse Split (as defined in Recital U below) basis) to GBT with a value of One Million Dollars and 00/100 Cents ($1,000,000) with certain adjustments for issuances of true up shares, in consideration toward the APA, and the remaining Four Million Dollars and 00/100 Cents ($4,000,000) payable by a convertible promissory note held by GBT (the “GBT Note”), which GBT could convert into Surge’s common stock under certain circumstances.

D. WHEREAS, a dispute arose between Surge and GBT regarding the APA and GBT Note, which restricted the shares of Surge common stock that GBT could sell. In resolution of that dispute, GBT and Surge divided the obligations under the GBT Note into two exchange agreements executed on June 23, 2020: Surge and AltCorp entered into an Exchange Agreement (the “AltCorp Exchange Agreement”) that extinguished Two Million Seven Hundred Fifty Thousand Dollars and 00/100 Cents ($2,750,000) (the “AltCorp Exchange Balance”) of the Four Million Dollars and 00/100 Cents ($4,000,000) due under the GBT Note in exchange for Five Million Five Hundred Thousand (5,500,000) shares of Surge’s common stock (One Hundred Ten Thousand (110,000) shares of Surge’s common stock on a post Reverse Split basis) and the reservation of Twenty-Two Million (22,000,000) shares of common stock (Four Hundred Forty Thousand (440,000) shares of common stock on a post Reverse Split basis) (the “Reserve Shares”); Surge and Glen Eagles entered into an Exchange and Assignment Agreement (the “Glen Eagles Exchange Agreement”) that extinguished the remaining One Million Two Hundred Fifty Thousand Dollars and 00/100 Cents ($1,250,000) of the Four Million Dollars and 00/100 Cents ($4,000,000) due under the GBT Note in exchange for Two Million Five Hundred shares of Surge’s common stock (Fifty Thousand shares of Surge’s common stock on a post Reverse Split basis) and a right to a one-time true-up of shares, which has been exercised by Glen Eagles (without any reservation of shares to issue this true-up).

E. WHEREAS, due to alleged material changes in Surge’s risk profile, alleged defaults under the AltCorp Exchange Agreement, and decreasing stock prices, in September of 2020, AltCorp demanded that Surge increase the quantity of Reserve Shares to fifty million (50,000,000) shares of Surge’s common stock (one million (1,000,000) shares of Surge’s common stock on a post Reverse Split basis) to assure AltCorp that the shares held in reserve would be sufficient to satisfy the AltCorp Exchange Balance; Surge declined AltCorp’s requests to increase the number of Reserve Shares without notice.

F. WHEREAS, on October 14, 2020, the AltCorp Plaintiffs filed their complaint against Surge and VStock, commencing the AltCorp Lawsuit.

G. WHEREAS, on November 4, 2020, the AltCorp Plaintiffs filed an Ex Parte Motion to Appoint Receiver and Issue a Temporary Restraining Order on an Order Shortening Time (the “Receivership Motion”).

H. WHEREAS, the Court heard from the AltCorp Plaintiffs and Surge at the Receivership Motion’s November 12, 2020 hearing on shortened time, and set a briefing schedule wherein Surge’s opposition to the Receivership Motion would be filed by November 17, 2020, and AltCorp Plaintiffs’ reply filed by November 20, 2020; and the Court would resume its hearing on the Receivership Motion on November 23, 2020.

I. WHEREAS, Surge and the AltCorp Plaintiffs timely filed their respective opposition and reply briefs, with Surge answering the Complaint on November 17, 2020, and the Court heard further argument on the Receivership Motion on November 23, 2020.

J. WHEREAS, on November 25, 2020, the Court entered a minute order (the “Minute Order”) granting in part AltCorp Plaintiffs’ Receivership Motion, approving the appointment of a Receiver, and denying in part the Receivership Motion’s request for injunctive relief. The Minute Order instructed AltCorp and Surge to submit up to three proposed receivers to the Court by 5:00 p.m. on December 4, 2020, and to submit objections to such suggestions by 5:00 p.m. on December 9, 2020.

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K. WHEREAS, On December 4, 2020, the Parties entered the Interim Agreement (the “Interim Agreement”), which set forth the material terms of the AltCorp Plaintiffs’ and Surge’s settlement, and the AltCorp Plaintiffs and Surge further notified the Court through a joint letter submitted by their respective counsel that they were pursuing settlement of his matter, thus requesting that the deadlines set forth in the Minute Order be temporarily suspended.

L. WHEREAS, on or about January 1, 2021, Surge, Stanley and AltCorp entered into a settlement agreement (the “AltCorp Settlement Agreement”) to resolve the AltCorp Plaintiffs’ claims in the AltCorp Lawsuit. Based upon the alleged failure of Surge to timely make certain payments under the AltCorp Settlement Agreement, AltCorp and Stanley Hills filed a motion to enforce the AltCorp Settlement Agreement in the AltCorp Lawsuit, arguing that they were entitled to certain liquidated damages from Surge. The matter was heard by the Court and the motion to enforce the settlement agreement was denied, subject to potential further proceedings by AltCorp and Stanley Hills against Surge in the AltCorp Lawsuit.

M. WHEREAS, on March 4, 2021, Glen Eagles alleged various wrongful acts against Surge in a letter from Glen Eagles’ counsel, demanding Surge to pay One Million Dollars and 00/100 Cents ($1,000,000) or issue millions of dollars worth of common stock shares to Glen Eagles, in addition to engaging in other curative conduct such as retaining a consultant to advise on public company reporting requirements.

N. WHEREAS, on March 16, 2021, Surge filed an action for declaratory relief and breach of the implied covenant of good faith and fair dealing against Glen Eagles in the case styled as SurgePays v. Glen Eagles Acquisition LP, Case No. A-21-831204-B, filed in Department 16 of the Eighth Judicial District Court for Clark County, Nevada (the “Glen Eagles Lawsuit”).

O. WHEREAS, Glen Eagles asserted counterclaims against Surge and Cox in the Glen Eagles Lawsuit (the “Counterclaims”).

P. WHEREAS, on November 12, 2020, GBT commenced suit against defendants Robert Warren Jackson, RWJ Advanced Marketing LLC, and Gregory Bauer (the “RWJ Defendants”) in the case styled as GBT Technologies, Inc. v. Jackson et al., Case No. 2:20-cv-02078-APG-VCF, filed in the United States District Court for the District of Nevada (the “GBT Lawsuit,” which together with the Actions (including the Counterclaims in the Glen Eagles Lawsuit), shall be referred to herein as the “Lawsuits”).

Q. WHEREAS, GBT served subpoenas duces tecum for documents and deposition testimony upon three employees of Surge and/or its wholly owned subsidiaries, including Cox, with such depositions occurring on July 29 and 30, 2021, and August 11, 2021.

R. WHEREAS, on September 9, 2021, GBT moved for a temporary restraining order in the GBT Lawsuit which potentially affected certain funds processed through ECS, and on September 24, 2021, Surge and ECS filed and served a qualified notice of non-opposition to that motion in the GBT Lawsuit as interested third parties.

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S. WHEREAS, on June 24, 2021, GBT and AltCorp contends that it provided Surge and VStock a demand for issuance of shares pursuant to Section 4.4 of the AltCorp Exchange Agreement, and Surge disputes the sufficiency of AltCorp’s notice. On August 25, 2021, AltCorp sent counsel for Surge a notice of default (“NOD”), claiming that neither Surge nor VStock responded to AltCorp’s true-up demand and was therefore in default of the Settlement Agreement. On September 27, 2021, Surge responded to the NOD, disputing having ever received proper notice to issue true-up shares to AltCorp and raising other claims and defenses.

T. WHEREAS, on October 18, 2021, the Parties submitted the matter to mediation before Judge Betsy Gonzalez, which resulted in the Parties agreeing to resolve the matter and enter the MOU.

U. WHEREAS, on November 2, 2021, Surge effected a 1 for 50 Reverse Stock Split (the “Reverse Split”) of Surge’s common stock. To the extent the Claimants own (i) shares of Surge’s common stock or (ii) securities that are convertible or exercisable into shares of Surge’s common stock that are not specifically identified in this Agreement, the Claimants agree that such securities were automatically Reverse Split adjusted on November 2, 2021.

V. WHEREAS, the Parties without admission of liability desire to compromise and resolve fully and finally all disputes and controversies among them arising out of, or in any way relating to the Plaintiffs’ Claims in the Actions against Surge, and the Claimants’ claims whether asserted or unasserted, on the terms and conditions set forth herein. Surge, even though the agreements dictate specific performance, denies any and all liability to Claimants under any theory of liability. Claimants assert that they have valid claims against Surge and are entitled to legal damages. Nonetheless, in order to avoid the costs of litigation, the Parties have agreed and determined that it is in each of their best interests to settle and resolve the claims and contentions at issue, within and without the Actions, as set forth in this Agreement.

W. WHEREAS, the Parties now enter this Agreement, based on the material terms expressed within the MOU, to resolve their disputes as follows.

II. AGREEMENT

For good and valuable consideration, receipt of which is mutually acknowledged, the Parties, intending to be legally bound by this Agreement, agree as follows:

1. Adoption of Recitals. The recitals set forth above are adopted as part of the agreement of the Parties, and the facts set forth therein are acknowledged and agreed to be true and correct.

2. Surge’s Payments to Claimants.

2.1 By the third (3rd) Trading Day of each month after the Effective Date and until the Final Payment (defined below) is issued, Surge shall pay One Hundred Thousand Dollars and 00/100 Cents ($100,000.00) (each a “Monthly Payment” and collectively the “Monthly Payments”) to Stanley as AltCorp’s Designee under the AltCorp Settlement Agreement. Surge shall make these payments by transferring the Monthly Payment amount to the trust account of Marquis Aurbach Coffing using wire instructions that Stanley shall cause its attorneys to provide to Surge. Surge may make payments to Stanley other than, or in addition to, the Monthly Payments, which Surge may make at intervals and in amounts determined in Surge’s sole and exclusive discretion. For the avoidance of doubt, any payments made by Surge to Stanley after October 31, 2021, but prior to the Effective Date, shall be treated as Monthly Payments made hereunder and credited toward the Payment, defined below.

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2.2 On or before Friday, January 7, 2022 (the “Final Payment Date”), Surge agrees to make payment due to Claimants by transferring to the Marquis Aurbach Coffing Trust Account (the “Trust Account”) the amount of Three Million Six Hundred Fifty Thousand and 00/100 Cents ($3,650,000.00), which is Four Million and Two Hundred Thousand Dollars and 00/100 Cents ($4,200,000.00) reduced by the amount of all payments, including Monthly Payments, Surge has made or makes to Stanley after October 31, 2021[1] prior to making the final payment (the “Payment”) in resolution of the claims against the Surge Parties, whether asserted in the Lawsuits or otherwise, which are released hereunder.

2.3 Three Hundred Seventy-Five Thousand Dollars and 00/100 Cents ($375,000.00) from the Payment shall be held in escrow (the “Escrow Amount”) by Marquis Aurbach Coffing and not released to Claimants until the conditions precedent to disbursal set forth in Section 4 below are satisfied.

3. The Emerald Shoals Transaction. As a part of the MOU, the Parties contemplated a transaction with Emerald Shoals for the sale of Five Million Five Hundred Thousand (5,500,000) shares of Surge’s common stock (One Hundred Ten Thousand (110,000) shares of Surge’s common stock on a post Reverse Split basis) held by Gary Shirinyan (“Shirinyan”), Igor’s sole shareholder for the sum of Five Hundred Thousand Dollars ($500,000) (the “Emerald Shoals Transaction”). In lieu of the Emerald Shoals Transaction, Shirinyan shall be responsible for removing any restrictive legends from the Igor Shares at his own expense and shall be responsible for obtaining a legal opinion for the removal of such restrictive legend, for which Surge will pay Seven Hundred Fifty Dollars and 00/100 Cents ($750.00) and no other amounts. In the event VStock does not remove any restrictive legend on the Igor Shares by January 30, 2022, despite Igor’s reasonable efforts seeking removal of such restrictive legend, Surge or its designee or designees shall purchase all of the Igor Shares for Five Hundred Thousand Dollars and 00/100 Cents ($500,000) within five (5) Trading Days after January 30, 2022.

4. InComm Agreement and GBT Lawsuit. Surge wishes to obtain that certain Master Distribution and Service Agreement between Interactive Communications International, Inc. (“InComm”) and W.L. Petrey Wholesale Company, Inc., d/b/a UGO-HUB (“Petrey”) dated August 29, 2016 (the “MDA”), as amended, which GBT asserts is its sole and exclusive rightful property pursuant to certain asset purchases between and among Petrey, RWJ Advanced Marketing, LLC, and GBT, and is the subject matter of the GBT Lawsuit against the RWJ Defendants.2 In the making of this Agreement, Surge does not acquire any right, title, interest, or liability in any of GBT’s claims in the GBT Lawsuit, counterclaims asserted against GBT, or any claims asserted against GBT in the California Action. GBT shall pursue the GBT Lawsuit using its best efforts and being responsible for satisfying all attorney’s fees and costs incurred in litigating the GBT Lawsuit. Surge shall reasonably cooperate with GBT’s prospection of the GBT Lawsuit, including by way of illustration, but not limitation, responding to subpoenas, attending depositions, and appearing at trial in coordination with GBT’s counsel.

1 The final payment of Three Million Six Hundred Fifty Thousand and 00/100 Cents ($3,650,000.00) is reached by subtracting Surge’s payments pursuant to Section 2.1 in the amounts of One Hundred Thousand Dollars and 00/100 ($100,000.00) paid on or about November 1, 2021, One Hundred Thousand Dollars and 00/100 ($100,000.00) paid on or about December 1, 2021, Two Hundred Fifty Thousand Dollars and 00/100 ($250,000.00) paid on or about December 14, 2021, and One Hundred Thousand Dollars and 00/100 ($100,000.00) paid on or about January 4, 2022, subtracted from Four Million and Two Hundred Thousand Dollars and 00/100 Cents ($4,200,000.00).

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If GBT prevails or settles the GBT Lawsuit, or obtains any other outcome that results in an assignment of the MDA from Bauer or judicial decree or order finding GBT or an Affiliate of GBT (including Ugopherservices or Lighthouse) to be the legal owner of the MDA, GBT or such affiliate will forthwith assign the MDA to Surge and GBT shall be entitled to receive the Escrow Amount. If GBT prevails in or settles the GBT Lawsuit by obtaining a monetary judgment without the assignment or legal decree of ownership of the MDA, GBT shall be entitled to receive the Escrow Amount and shall assign and timely pay to Surge the first One Million Dollars and 00/100 Cents ($1,000,000) GBT recovers from any or all of the RWJ Defendants, including the assignment of any judgment. In the event that GBT does not prevail in the GBT Lawsuit then it shall be entitled to release of the Escrow Amount but shall be responsible for any fees and costs obligation sought by the RWJ Defendants, provided that Surge shall not be responsible for any attorney’s fees, costs, or other damages that may be awarded against GBT.

5. Sale of Surge’s Common Stock by Certain Claimants and Related Entities. Alpine (“Alpine”) and Glen Eagles must sell all of the remaining shares of Surge common stock in their possession or control totaling approximately One Hundred Fifty Thousand (150,000) shares of Surge’s common stock (Three Thousand (3,000) shares of Surge’s common stock on a post Reverse Split basis) (the “Glen Eagles Alpine Shares”); Alpine and Glen Eagles’ shares of Surge’s common stock shall be sold on the open market within the thirty (30) days following the Effective Date. If for any reason the consideration for these shares of Surge’s common stock sold on the open market by Alpine or Glen Eagles generates less than Fifteen Thousand Dollars and 00/100 ($15,000) in proceeds for Alpine and Glen Eagles, Surge will have the obligation to compensate Glen Eagles for the difference between the actual amount received from the sale of all the Glen Eagles Alpine Shares and the Fifteen Thousand Dollars and 00/100 ($15,000) expected by Glen Eagles for the sale of all Glen Eagles Alpine Shares, and such difference shall be paid within five (5) days following Glen Eagles providing a written proof of sale showing the sale price for all of the Glen Eagles Alpine Shares and demanding payment of the difference between that sale price and Fifteen Thousand Dollars and 00/100 ($15,000).

6. Replacement of Prior Agreements. The Parties have entered into several prior agreements, including the Exchange Agreement, Interim Agreement, and AltCorp Settlement Agreement. This Agreement supersedes and replaces in full any and all prior contracts and agreements between the Surge Parties and the Claimants, replacing those prior agreements and obligations between the Surge Parties and Claimants with those rights and obligations set forth herein, and this Agreement shall be the sole, final, and only binding document between and among the Parties and their relationships.

2 All Parties acknowledge and understand that there is currently and action pending in the Superior Court of the State of California, County of Los Angeles, Central District styled as RWJ Advanced Marketing, LLC et. Al v. Gopher Protocol, Inc., et. al., Case No 19 STCV 03320 in which claims have been made by the plaintiffs against, among others, GBT (the “California Action”). All Parties agree and acknowledge that nothing in this Agreement including, but not limited to this Section 4, shall prejudice, impair, impede, interfere or otherwise affect GBT’s defense of the California Action; shall not require any of the Surge Parties to indemnify or defend GBT, any Subsidiary or Affiliate of GBT, or any other Claimant in the California Action; and shall not require any of the Surge Parties to participate in any capacity in the California Action.

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7. Resolution of the Actions. Within three (3) Trading Days of the Effective Date, counsel for the Parties shall notify the Court that the Parties have resolved the AltCorp Lawsuit and Glen Eagles Lawsuit, and that a stipulation and order for dismissal of these Actions shall be forthcoming from the parties to those Actions. Within three (3) Trading Days of the earlier of (i) the Final Payment Date or (ii) Surge making the Payment as specified in Section 2.2, the Parties shall enter stipulations and orders as necessary to dismiss the AltCorp Lawsuit and Glen Eagles Lawsuit (including Glen Eagles’ Counterclaim against Surge and Cox) with prejudice as to all parties named in those lawsuits, whether or not Parties to this Agreement, with each party to such Actions to bear its own attorney’s fees and costs.

8. Releases.

8.1 Claimants’ Releases. As consideration for this Agreement and as of the Effective Date, Claimants, their shareholders, owners, members, officers, directors, managers, employees, successors, heirs, Affiliates, and assigns, expressly including without limitation GBT, AltCorp, Stanley, Glen Eagles, Igor, Lighthouse, Ugopherservices, Darren Dunckel, individually; Mo Jacob, individually; Yossi Attia, individually; Anat Attia, individually; Shirinyan, individually; and Har Adir Moshe, individually, and all representatives, agents and attorneys of the foregoing, do hereby release, waive, relinquish, disavow and forever discharge each of the Surge Parties, VStock, and each of their respective shareholders, members, officers, directors, managers, employees, successors, heirs, and assigns, and all representatives, agents, and attorneys of the foregoing, of and from any and all claims, actions, or causes of action (including, without limitation, any claims for contract or tort damages, punitive damages, misrepresentation, violation of any state or federal law, statute, or administrative regulation, contribution, apportionment, equitable indemnity, express and/or contractual indemnity, unasserted claims, counter claims, or cross claims, and any other damages or loss or other form of relief), debts, demands, payments, rights, obligations, loss, judgments, awards, attorneys’ fees, costs, interests, damages, lawsuits, liabilities, claims for reimbursement for costs or expenses, offsets, counterclaims, and defenses to collection or enforcement, benefits and causes of action of whatever kind, nature or character, known or unknown, suspected, fixed or contingent, past, present, or future, in law or in equity, from the beginning of time through the Effective Date of this Agreement. Notwithstanding the foregoing, this release will not be applicable to the obligations contained in this Agreement.

8.2 Surge’s Releases. As further consideration for this Agreement and as of the Effective Date, the Surge Parties and each of their respective shareholders, members, officers, directors, managers, employees, successors, heirs, Affiliates, and assigns, and all representatives, agents, and attorneys of the foregoing, do hereby release, waive, relinquish, disavow and forever discharge Claimants, their shareholders, owners, members, officers, directors, managers, employees, successors, heirs, and assigns, expressly including without limitation GBT, AltCorp, Stanley, Glen Eagles, Igor, Lighthouse, Ugopherservices, Darren Dunckel, individually; Mo Jacob, individually; Yossi Attia, individually; Anat Attia, individually; Shirinyan, individually; and Har Adir Moshe, individually, and all representatives, agents and attorneys of the foregoing, of and from any and all claims, actions, or causes of action (including, without limitation, any claims for contract or tort damages, punitive damages, misrepresentation, violation of any law, statute, or administrative regulation, contribution, apportionment, equitable indemnity, express and/or contractual indemnity, unasserted claims, counter claims, or cross claims, and any other damages or loss or other form of relief), debts, demands, payments, rights, obligations, loss, judgments, awards, attorneys’ fees, costs, interests, damages, lawsuits, liabilities, claims for reimbursement for costs or expenses, offsets, counterclaims, and defenses to collection or enforcement, benefits and causes of action of whatever kind, nature or character, known or unknown, suspected, fixed or contingent, past, present, or future, in law or in equity, from the beginning of time through the Effective Date of this Agreement. Notwithstanding the foregoing, this release will not be applicable to the obligations contained in this Agreement.

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9. Unknown Claims. The releases by each Party set forth in Sections 8.1 and 8.2 of this Agreement are executed with the full knowledge and understanding by the Parties that there may be more serious consequences or damages as a result of Claimants’ claims or the Lawsuits, which are now not known, and that more serious and permanent consequences may result from or against any Party within those Lawsuits. The Parties knowingly, voluntarily, and expressly waive, to the fullest extent permitted by law, any and all rights they may have under any statute or any common law principle that would limit the effect of the foregoing releases based upon their knowledge at the time they execute this Agreement. The Parties understand the provisions of this Section 9 and knowingly and voluntarily enter into this waiver with the intention of executing this Agreement to discharge the claims released herein against one another, and in Claimants’ case to grant such a release to VStock as well.

10. No Admission of Liability. This Agreement is intended as a compromise of claims and shall be privileged as such a compromise to the maximum extent permitted by law. The Parties execute this Agreement with the express intention that this Agreement is not intended and shall not be construed as an admission of liability by any such Party.

11. Mutual Representations and Warranties. The Parties, and each of them, represent, warrant to, and agree with each other as follows:

11.1 Each Party has received or have had the opportunity to receive independent legal advice from attorneys of his or her choice with respect to the advisability of making the settlement and release provided herein, and with respect to the advisability of executing this Agreement.

11.2 Except as expressly stated in this Agreement, no Party has made any statement or representation to any other Party regarding any fact relied upon by any other Party in entering into this Agreement, and each Party specifically does not rely upon any statement, representation, or promise of any other Party in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

11.3 Each Party has made such investigation of the facts pertaining to this settlement and this Agreement, and all the matters pertaining thereto, as each Party deems necessary.

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11.4 The terms of this Agreement are contractual, not a mere recital, and are the result of negotiation among all the Parties.

11.5 This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by, each Person executing this Agreement on behalf of a Party; and each Person executing this Agreement on behalf of a Party in a representative capacity is authorized and empowered to do so in compliance with all applicable laws.

11.6 This Agreement has been drafted by both Parties and is to be construed neutrally and not for or against any Party.

11.7 Each Party agrees that such Party will not take any action which would interfere with the performance of this Agreement by any of the Parties or which would adversely affect any of the rights provided for herein.

11.8 Each Party will cooperate and work together in good faith to obtain the consent and approval of any necessary third parties. The Parties agree to cooperate in the resolution of their respective claims in pending litigation against Gregory Bauer.

12. Individual Representations and Warranties. One or more Parties to this Agreement make further and specific representations and warranties that are true and correct as of the Effective Date and shall remain true and correct until the time of performance contemplated under this Agreement is completed, unless otherwise specified below:

12.1 Surge’s Representations and Warranties.

12.1.1 Surge is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Surge is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. Surge is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

12.1.2 Surge has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise to carry out its obligations hereunder and thereunder. This Agreement have been duly and validly authorized, executed and delivered on behalf of Surge and shall constitute the legal, valid and binding obligations of Surge enforceable against Surge in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by Surge of this Agreement and the consummation by Surge of the transactions contemplated hereby and thereby will not: (a) conflict with or violate any provision of Surge’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents; (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of Surge or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, credit facility, debt, indenture or other instrument to which Surge or any of its Subsidiaries is a party or by which any property or asset of Surge or any of its Subsidiaries is bound or affected; or (c) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court or governmental authority (including federal and state securities or “blue sky” laws) applicable to Surge or any of its Affiliates, including its subsidiaries, or by which any property or asset of Surge or any of its Affiliates, including its subsidiaries, is bound or affected.

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12.1.3 Surge has filed all reports, schedules, forms, statements and other documents required to be filed by Surge under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Surge included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Surge and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

12.2 Claimants’ Representations and Warranties and Covenants.

12.2.1 Each Claimant has the power and authority to bind itself and its shareholders, members, officers, directors, managers, employees, agents, affiliates, successors, heirs, and assigns as necessary to make the representations and warranties contemplated under this Section 12.2 on the behalf of each Claimant and each individual bound by the releases granted herein by each Claimant.

12.2.2 Each Claimant has identified and disclosed in writing to Surge, and identified within this Agreement, all known claims against Surge and identified all suspected or potential claims against Surge, including disclosure of the facts and circumstances that any Claimant contends may constitute or give rise to any claim against Surge.

12.2.3 GBT has disclosed in writing to Surge all relevant information regarding the GBT Claims and GBT Lawsuit, including the claims, defenses, deadlines, discovery conducted, and documents and information obtained from the RWJ Defendants therein.

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12.2.4 GBT, individually and on behalf of Lighthouse and Ugopherservices, with GBT being authorized to make such representations and warranties for itself and on behalf of Lighthouse and Ugopherservices, represents and warrants that the MDA is a valid, enforceable contract currently in place between Ugopherservices and InComm, and that Ugopherservices possesses all right, title, and interest necessary to assign to Surge the MDA referenced in Section 4 of this Agreement.

12.2.5 Claimants will not interfere with Surge’s listing of its stock on NASDAQ.

12.2.6 This Agreement has been duly and validly authorized, executed and delivered on behalf of Claimants and shall constitute the legal, valid and binding obligation of each Claimant enforceable against each Claimant in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance of this Agreement by Claimants and the consummation by each Claimant of the transactions contemplated hereby and thereby will not: (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which AltCorp and/or its designee is a party or by which it is bound; or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to Claimants and their respective successors, heirs, and assigns.

13. Non-Disparagement. The Parties agrees not to make, or cause any third parties to make at their direction, any disparaging statements that would cast any of the Parties or their respective owners, officers, directors, managers, and employees in a negative light, provided that the foregoing shall not prevent any Party from testifying truthfully in any legal proceeding.

14. Confidentiality and Non-Disclosure of This Agreement. The negotiations leading up to and the terms of this Agreement shall be confidential. No Party shall disclose nor permit the disclosure of the negotiations leading up to this Agreement, except that the Parties may disclose the terms of this Agreement to their attorneys, tax advisors, spouse; or as shall be required pursuant to statute, regulation or court order, including as may be required in any SEC Reports. In the event any Party breaches the confidentiality or non-disclosure provisions of this paragraph, the other Parties shall be entitled to pursue any and all remedies available to it, including those set forth below in this Agreement. GBT and Surge will each report this Agreement on Form 8-K, where the Agreement will be attached as an exhibit to such Form 8-K.

15. Modification and Counterpart Copies. This Agreement may only be changed or modified by a written instrument executed by all the Parties, and any oral modification hereof shall be ineffective until reduced to such a writing. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party, except as specifically set forth in this Agreement. All prior discussion and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. So long as both Parties execute this Agreement, a copy of this Agreement, whether signed by one Party or both parties, shall have the same force, effect, and validity as an original Agreement executed by both Parties.

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16. Attorneys’ Fees. Each Party shall bear its own attorney’s fees and costs related to the resolution of the Actions, the negotiation and drafting of this Agreement, and any other matters related to the settlement contemplated within and memorialized by this Agreement. Notwithstanding the foregoing, in the event suit is brought or an attorney is retained by any Party to this Agreement to enforce its terms, or to collect any damages due for breach hereof, each Party shall be solely and exclusively responsible for its own attorneys’ fees, court costs, costs of investigation, and other related expenses incurred in connection therewith. The Parties acknowledge and agree that each Party shall bear their own attorney fees, court costs, and other expenses that pertain in any way to the Dispute, the matters released above, and/or the negotiations for and the drafting of this Agreement.

17. Caption and Titles. The captions and titles contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

18. Construction of Agreement. Each of the Parties has read and agreed to the terms of the Agreement after consulting with counsel, and the language of this Agreement shall, therefore, not be presumptively construed either in favor of or against any of the Parties.

19. Waiver of Jury Trial. THE PARTIES EACH IRREVOCABLY WAIVE THEIR RIGHT TO TRIAL BY JURY ON ANY CLAIM OR ACTION, OR ANY LEGAL PROCEEDING, INCLUDING THOSE DIRECTLY OR INDIRECTLY ARISING FROM THIS AGREEMENT AND THE OTHER CONTRACTS OR CLAIMS REFERENCED HEREIN, INCLUDING ANY CLASS ACTION, TO THE FULLEST EXTENT PERMITTED BY LAW.

20. Governing Law and Forum. This Agreement shall be construed under, governed, and enforced in all respects, including interpretation, by the substantive laws of the State of Nevada without regard to Nevada’s choice-of-law provisions. In the event any Party seeks to enforce this Agreement or assert a claim for breach, each of the Parties hereby expressly consents to a mediation with Judge Betsy Gonzalez (“Gonzalez”) to enforce the terms of this Agreement and to remedy any violation thereof, and if those efforts are unsuccessful, through a binding arbitration conducted by Gonzalez under the commercial arbitration rules of the American Arbitration Association unless Gonzalez specifies in writing other rules to govern such arbitration.

21. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective agents, attorneys, executors, guardians, companies and Affiliates, partners, members, managers, officers, employees, heirs, successors, and assigns.

22. Assignment. No Party may assign its rights under this Agreement to any third party without the prior written consent of all other Parties to this Agreement. In the event any such assignment is permitted, the assignee of any rights hereunder must be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, in which event such assignee shall be deemed to stand in the place of the assignor with respect to such specific assigned rights and have made and affirmed the representations contained within Sections 11 and 12.2 hereof to the Surge Parties.

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23. Relationship of Parties. Nothing in this Agreement shall be deemed or construed to constitute or create any agency, partnership, or affiliation agreement among or between any of the Parties; no Party shall have any power to obligate or bind the other Party in any manner whatsoever.

24. Purpose and Effect of Agreement. This Agreement is being entered into in compromise and resolution of claims, and nothing contained herein shall be deemed or construed to be an admission or acknowledgment of liability.

25. Waiver. No waiver by either Party of a breach or a default hereunder shall be deemed a waiver of a subsequent breach or default of a like or similar nature.

26. Currency. All statements of monetary value expressed within this Agreement shall be in United States Dollars unless otherwise specified.

27. Severability. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.

28. Definitions. For the purposes of this Agreement, the capitalized terms used herein not previously defined shall have the following meanings:

28.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

28.2 “Current Subsidiary” means any Person in which any Party, on the Effective Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person; or (ii) controls or operations all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

28.3 “New Subsidiary” means, as of the date of any determination, any Person in which any Party, after the Effective Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person, or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

28.4 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

28.5 “Securities Act” means the Securities Act of 1933, as amended.

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28.6 “Subsidiary” means, as of any date of determination, all Current Subsidiaries and New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

28.7 “Trading Day” means, as applicable, (a) with respect to all price or trading volume determinations relating to Surge’s common stock, any day on which such stock is traded on NASDAQ or such other market where Surge’s shares of common stock may be traded, or, if the NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which Surge’s shares of common stock are then traded, provided that “Trading Day” shall not include any day on which Surge’s common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that Surge’s common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (b) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

Signature page follows.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement to be effective as of the Effective Date.

STANLEY HILLS, LLC

Signature:
Name:		Date
Title:

ALTCORP TRADING LLC

Signature:
Name:		Date
Title:

GLEN EAGLES ACQUISITION, LP

Signature:
Name:		Date
Title:

GBT TECHNOLOGIES, INC.

Signature:
Name:		Date
Title:

IGOR 1 CORP.

Signature:
Name:		Date
Title:

COUNSEL FOR CLAIMANTS and Representative of Marquis Aurbach Coffing

Signature:
Name:	Brian R. Hardy	Date
Marquis Aurbach Coffing

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SURGEPAYS, INC. f/k/a SURGE HOLDINGS, INC.

Signature:
Name:	Kevin Brian Cox	Date
Title:	Chief Executive Officer

ECS PREPAID LLC

Signature:
Name:	Kevin Brian Cox	Date
Title:	Chief Executive Officer of Parent, SurgePays, Inc.,
and Authorized Representative

KEVIN BRIAN COX

Signature:
Name:	Kevin Brian Cox	Date
Title:	Individually

COUNSEL FOR SURGE PARTIES

Signature:
Name:	J. Malcolm DeVoy	Date
Holland & Hart LLP

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